Exhibit 4.55

Proxy Agreement and Power of Attorney

This Proxy Agreement and Power of Attorney (this “Agreement”) is made and entered into on December 20, 2019 by and among:

(1)	Cheetah Mobile Inc., a company established and validly existing under the laws of the Cayman Islands (the “Cayman Company”);

(2)	Beijing Cheetah Network Technology Co., Ltd., a limited liability company established under the laws of China (the “Company”);

(3)	Wei Liu, a Chinese citizen, with the ID number of ***; and

Kun Wang, a Chinese citizen, with the ID number of *** (collectively referred to as the “Existing Shareholders”).

The above is individually referred to as a “Party” and collectively as the “Parties”.

Recitals

(A)	Whereas, the Existing Shareholders hold 100% of the shares of the Company.

(B)	Whereas, the Cayman Company, the Company and the Existing Shareholders executed an Exclusive Equity Option Agreement (the “Exclusive Equity Option Agreement”) on December 20, 2019.

(C)	Whereas, Conew Network Technology (Beijing) Co., Ltd., the Company and the Existing Shareholders executed an Equity Pledge Agreement (the “Equity Pledge Agreement”) on December 20, 2019.

NOW, THEREFORE, the Parties agree as follows:

Agreement

Article 1

The Existing Shareholders hereby irrevocably entrust the Cayman Company (the “Entrustee”, including any entrustee replaced in accordance with this Agreement) to exercise on behalf of the Existing Shareholders any and all rights in respect of the shares of the Company held by the Existing Shareholders as stipulated in relevant laws and regulations and the articles of association, including but not limited to the rights listed below (collectively referred to as the “Rights of Existing Shareholders”):

(a)	convening and attending the shareholders’ meeting of the Company;

(b)	execution and delivery of any written resolution in the name of and on behalf of the Existing Shareholders;

(c)

voting in person or by proxy on any matter discussed at the shareholders’ meeting of the Company (including but not limited to the sale, transfer, mortgage, pledge or disposal of any or all assets of the Company);

(d)	sale, transfer, pledge or disposal of any or all shares of the Company;

(e)	nomination, appointment or removal of the directors of the Company if necessary;

(f)	supervising the operation performance of the Company;

(g)	checking the financial information of the Company at any time;

(h)	filing a lawsuit or taking other legal actions against the directors or senior executives of the Company if any of their acts damages the interests of the Company or the Existing Shareholders;

1

(i)	approval of the annual budget or declaration of dividends; and

(j)	any other rights granted to the Existing Shareholders by the articles of association or relevant laws and regulations.

The Existing Shareholders further agree and undertake that they shall not exercise any Right of Existing Shareholders without the prior written consent of the Cayman Company.

Article 2

The Cayman Company agrees to accept the entrustment to act as the Entrustee, the Cayman Company has the right to appoint one or more replacements at its sole discretion to exercise any or all of the rights of the Entrustee under this Agreement, and the Cayman Company also has the right to revoke the appointment of such replacements at its sole discretion. No prior notice is required to be sent to the Company or the Existing Shareholders and no consent or direction of the Company or the Existing Shareholders is required for the above appointment or revocation made by the Cayman Company.

Article 3

The Company acknowledges, recognizes and agrees that the Entrustee shall exercise any and all of the Rights of Existing Shareholders on behalf of the Existing Shareholders. The Company further acknowledges and recognizes that any act done or to be done, any decision made or to be made, any instrument or other document executed or to be executed by the Entrustee shall be deemed as the act done, the decision made or the document executed by the Existing Shareholders, and shall have the same legal effect.

Article 4

(a)    The Existing Shareholders hereby agree that if there is any increase in the shares held by the Existing Shareholders in the Company, whether by means of increased capital contribution or not, the increased shares held by any Existing Shareholders shall be subject to this Agreement, and the Entrustee shall have the right to exercise the Rights of Existing Shareholders specified in Article 1 of this Agreement on behalf of the Existing Shareholders in respect of any increased shares; similarly, if any person acquires the shares of the Company, whether through voluntary transfer, transfer according to law, compulsory auction or any other means, all the shares of the Company acquired by the transferee shall be subject to this Agreement, and the Entrustee shall have the right to exercise the Rights of Existing Shareholders specified in Article 1 of this Agreement in respect of such shares.

(b)    For the avoidance of any doubt, if the Existing Shareholders need to transfer their shares to the Cayman Company or its affiliates in accordance with the Exclusive Equity Option Agreement and the Equity Pledge Agreement executed by them (including the future amendment thereof), the Entrustee shall have the right to execute the Share Transfer Agreement and other relevant agreements on behalf of the Existing Shareholders and perform all obligations of the Existing Shareholders under the Exclusive Equity Option Agreement and the Equity Pledge Agreement. At the request of the Cayman Company, the Existing Shareholders shall execute any document, affix with official seal and/or seal and take any other necessary contractual action to complete the above share transfer. The Existing Shareholders shall ensure the completion of such share transfer and cause any transferee to execute an agreement substantially the same as this Agreement with the Cayman Company.

Article 5

The Existing Shareholders further agree and undertake to the Cayman Company that if the Existing Shareholders receive any dividend, interest, any other form of capital distribution, residual assets after liquidation, or income or consideration arising from the share transfer as a result of their shares in the Company, the Existing Shareholders will, to the extent permitted by law, transfer all such dividend, interest, capital distribution, assets, income or consideration to the Cayman Company without compensation.

2

Article 6

The Existing Shareholders hereby authorize the Entrustee to exercise the Rights of Existing Shareholders in its sole discretion without any oral or written instruction from the Existing Shareholders. The Existing Shareholders undertake to approve and recognize any lawful act done by the Entrustee or any replacement or agent appointed by it under this Agreement or caused to be done by the Existing Shareholders.

Article 7

This Agreement shall be duly executed by the Parties, shall come into force as of the date indicated in this Agreement and shall remain in force during the existence of the Company. The Existing Shareholders shall have no right to make any amendment to this Agreement, terminate this Agreement or revoke the appointment of the Entrustee without the prior written consent of the Cayman Company. This Agreement shall be legally binding on the successors and assigns of the Parties.

Article 8

This Agreement shall constitute the entire agreement between the Parties with respect to the subject matter of this Agreement.

Article 9

This Agreement shall be governed by and construed in accordance with the laws of China.

Article 10

Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules of the Commission in force at the time of applying for arbitration. The arbitration award is final and binding on the Parties. The place of arbitration shall be Beijing.

Article 11

This Agreement shall be executed by the Parties in four originals, each Party shall hold one original, and all originals shall have the same legal effect. This Agreement may be executed in one or more counterparts.

Article 12

If the U.S. Securities and Exchange Commission or any other regulatory authority proposes any amendment to this Agreement, or any change occurs to the listing rules or relevant requirements of the U.S. Securities and Exchange Commission in connection with this Agreement, the Parties shall amend this Agreement accordingly.

[followed by the signature pages]

3

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Cheetah Mobile Inc.

By:	/s/ Sheng Fu
Name: Sheng Fu
Title: Director

Beijing Cheetah Network Technology Co., Ltd. (Seal)

/s/ Authorized Signatory

Signature Page of the Proxy Agreement and Power of Attorney

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

Wei Liu

By:	/s/ Wei Liu

Kun Wang

By:	/s/ Kun Wang

Signature Page of the Proxy Agreement and Power of Attorney

Power of Attorney

I, Wei Liu, a citizen of the People’s Republic of China (“China”), with the ID number of ***, am the holder of 62.73% (corresponding to the capital contribution of RMB 188,200) of the total registered capital of Beijing Cheetah Network Technology Co., Ltd. (the “Company”) (“My Shares”), and hereby irrevocably authorize Cheetah Mobile Inc. (the “Cayman Company”) on December 20, 2019 to exercise the following rights during the term of this Power of Attorney with respect to My Shares:

The Cayman Company is hereby authorized to act for me as my sole agent and proxy with respect to all matters related to My Shares, including but not limited to: 1) execution and delivery of any written resolution in the name of and on behalf of the Existing Shareholders; 2) voting in person or by proxy on any matter discussed at the existing shareholders’ meeting (including but not limited to the sale, transfer, mortgage, pledge or disposal of any or all assets of the Company); 3) sale, transfer, pledge or disposal of any or all shares of the Company; 4) nomination, appointment or removal of the directors of the Company if necessary; 5) supervising the operation performance of the Company; 6) checking the financial information of the Company at any time; 7) filing a lawsuit or taking other legal actions against the directors or senior executives of the Company if any of their acts damages the interests of the Company or its Existing Shareholders; 8) approval of the annual budget or declaration of dividends; and 9) any other rights granted to the Existing Shareholders by the articles of association of the Company or relevant laws and regulations.

Without limiting the generality of the powers granted under this Power of Attorney, the Cayman Company shall have the powers under this Power of Attorney and be authorized to execute on behalf of me the Transfer Contract (to which I am required to be a party) stipulated in the Exclusive Equity Option Agreement and to perform the terms of the Equity Pledge Agreement and the Exclusive Equity Option Agreement to which I am a party and executed on the same day as this Power of Attorney.

All actions of the Cayman Company in relation to My Shares shall be deemed to be my own actions and all documents executed thereby shall be deemed to be executed by me. The Cayman Company may act based on its own will without my prior consent when taking the above-mentioned actions, and I hereby acknowledge and approve such actions and/or documents of the Cayman Company.

The Cayman Company shall have the right, at its sole discretion, to delegate or transfer its rights related to the above matters to any other person or entity without a prior notice to me or without my prior consent.

This Power of Attorney shall be irrevocable and remain in force from the date of execution provided that I am a shareholder of the Company, unless otherwise instructed in writing by the Cayman Company. Once the Cayman Company informs me in writing to terminate this Power of Attorney in whole or in part, I will immediately withdraw the entrustment and authorization granted hereby to the Cayman Company, and immediately execute a power of attorney in the same format as this Power of Attorney to grant the authorization and entrustment the same as that of this Power of Attorney to any other person nominated by the Cayman Company.

During the term of this Power of Attorney, I hereby waive all rights related to My Shares that have been authorized to the Cayman Company in this Power of Attorney and shall not exercise such rights on my own.

[followed by the signature page]

[Signature Page of the Power of Attorney]

IN WITNESS WHEREOF, I have executed this Power of Attorney on the date first written above.

Name: Wei Liu

By:

Power of Attorney

I, Kun Wang, a citizen of the People’s Republic of China (“China”), with the ID number of ***, am the holder of 50% (corresponding to the capital contribution of RMB 5,000,000) of the total registered capital of Beijing Cheetah Network Technology Co., Ltd. (the “Company”) (“My Shares”), and hereby irrevocably authorize Cheetah Mobile Inc. (the “Cayman Company”) on December 20, 2019 to exercise the following rights during the term of this Power of Attorney with respect to My Shares:

The Cayman Company is hereby authorized to act for me as my sole agent and proxy with respect to all matters related to My Shares, including but not limited to: 1) execution and delivery of any written resolution in the name of and on behalf of the Existing Shareholders; 2) voting in person or by proxy on any matter discussed at the existing shareholders’ meeting (including but not limited to the sale, transfer, mortgage, pledge or disposal of any or all assets of the Company); 3) sale, transfer, pledge or disposal of any or all shares of the Company; 4) nomination, appointment or removal of the directors of the Company if necessary; 5) supervising the operation performance of the Company; 6) checking the financial information of the Company at any time; 7) filing a lawsuit or taking other legal actions against the directors or senior executives of the Company if any of their acts damages the interests of the Company or its Existing Shareholders; 8) approval of the annual budget or declaration of dividends; and 9) any other rights granted to the Existing Shareholders by the articles of association of the Company or relevant laws and regulations.

Without limiting the generality of the powers granted under this Power of Attorney, the Cayman Company shall have the powers under this Power of Attorney and be authorized to execute on behalf of me the Transfer Contract (to which I am required to be a party) stipulated in the Exclusive Equity Option Agreement and to perform the terms of the Equity Pledge Agreement and the Exclusive Equity Option Agreement to which I am a party and executed on the same day as this Power of Attorney.

All actions of the Cayman Company in relation to My Shares shall be deemed to be my own actions and all documents executed thereby shall be deemed to be executed by me. The Cayman Company may act based on its own will without my prior consent when taking the above-mentioned actions, and I hereby acknowledge and approve such actions and/or documents of the Cayman Company.

The Cayman Company shall have the right, at its sole discretion, to delegate or transfer its rights related to the above matters to any other person or entity without a prior notice to me or without my prior consent.

This Power of Attorney shall be irrevocable and remain in force from the date of execution provided that I am a shareholder of the Company, unless otherwise instructed in writing by the Cayman Company. Once the Cayman Company informs me in writing to terminate this Power of Attorney in whole or in part, I will immediately withdraw the entrustment and authorization granted hereby to the Cayman Company, and immediately execute a power of attorney in the same format as this Power of Attorney to grant the authorization and entrustment the same as that of this Power of Attorney to any other person nominated by the Cayman Company.

During the term of this Power of Attorney, I hereby waive all rights related to My Shares that have been authorized to the Cayman Company in this Power of Attorney and shall not exercise such rights on my own.

[followed by the signature page]

[Signature Page of the Power of Attorney]

IN WITNESS WHEREOF, I have executed this Power of Attorney on the date first written above.

Name: Kun Wang

By: